Exhibit 10.9

2002 STOCK INCENTIVE PLAN OF

SECURE COMPUTING CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement, effective as of                              (the “Grant Date”), is between Secure Computing Corporation, a Delaware corporation (the “Company”), and you, an employee of the Company or one of its Affiliates.

The Company wishes to award to you a number of Restricted Stock Units, with each Restricted Stock Unit representing the right to receive one share of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purposes of the Company’s 2002 Stock Incentive Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1. Award of Restricted Stock Units.

The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units (the “Restricted Stock Units”) for that number of units communicated separately to you by the Company or its agent through an electronic notice and on-line award acceptance web page (the “Electronic Notice and On-Line Award Acceptance”), on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan.

2. Rights with Respect to the Restricted Stock Units.

The Restricted Stock Units granted pursuant to this Agreement do not and shall not give you any of the rights and privileges of a stockholder of Common Stock. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 3 or 4 hereof.

3. Vesting.

Subject to the terms and conditions of this Agreement, the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on the date or dates and in the amount or amounts set forth in the award notice provided to you, if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.

4. Early Vesting; Forfeiture.

If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the Restricted Stock Units pursuant to Section 3 hereof, subject to the terms of any written employment agreement between you and the Company and any written benefit plan adopted by the Company, your rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, except that:

(i) if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company (“Normal Retirement”) prior to the vesting of the Restricted Stock Units pursuant to Section 3 hereof, you shall become immediately and unconditionally vested in all Restricted Stock Units and the restrictions with respect to all Restricted Stock Units shall lapse on the date of your Normal Retirement; or

(ii) if you die prior to the vesting of the Restricted Stock Units pursuant to Section 3 hereof, you shall become immediately and unconditionally vested in all Restricted Stock Units and the restrictions with respect to all Restricted Stock Units shall lapse on the date of your death. No transfer by will or the applicable laws of descent and distribution of any Restricted Stock Units which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

5. Restriction on Transfer.

None of the Restricted Stock Units may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Restricted Stock Units.

6. Payment of Restricted Stock Units; Issuance of Common Stock.

No shares of Common Stock shall be issued to you prior to the date on which the applicable Restricted Stock Units vest, in accordance with the terms and conditions of this Agreement. After any Restricted Stock Units vest pursuant to Section 3 or 4 hereof, and the Company receives a written request from you to issue the shares covered by such Restricted Stock Units, the Company shall promptly cause to be issued in your name one share of Common Stock for each vested Restricted Stock Unit. Following payment of the applicable withholding taxes pursuant to Section 8 hereof, the Company shall promptly cause the shares of Common Stock (less any shares withheld to pay taxes) to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be; provided, however, that any distribution to any “specified employee” (as determined in accordance with Section 409A of the Code) on account of a separation from service shall be made as soon as practicable after the first day of the calendar month which occurs six calendar months after such separation from service, but in no event later than the 15th day of the third month following the calendar year in which the end of such six-month period occurs. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock.

7. Adjustments.

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company, proportionate adjustments shall be made to the number and type of shares subject to the Restricted Stock Units. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

8. Taxes.

You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units and the receipt of shares of Common Stock, and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

9. General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(c) Reservation of Shares. The Company shall at all times prior to the vesting of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(d) Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

(g) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Secure Computing Corporation

Employee Equity Programs Manager

2340 Energy Park Drive

Saint Paul, MN 55108

(h) Acknowledgment. This Award of Restricted Stock Units shall not be effective until you agree to the terms and conditions of this Agreement and the Plan, and acknowledge receipt of a copy of the Prospectus relating to the Plan, by accepting this Award in writing or electronically as specified by the Company or its agent in the Electronic Notice and On-Line Award Acceptance.